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[BIRDS EYE FOODS LOGO]

                                                        Contact: Bea Slizewski
                                                                 Birds Eye Foods
                                                                 585-264-3189

           BIRDS EYE FOODS ANNOUNCES THIRD QUARTER FISCAL 2005 RESULTS


ROCHESTER, NY, May 9 2005...Birds Eye Foods, Inc., the nation's leader in frozen vegetables and a major processor of other food products, today reported its third quarter fiscal 2005 results.

     Net sales for the third quarter of fiscal 2005 were approximately $211.6 million, an increase of $5.3 million, or 2.6 percent, as compared to $206.3 million in the third quarter of fiscal 2004. The increase in net sales is associated with our branded frozen business driven by the Company's September 23, 2004 acquisition of the California & Washington Company ("C&W") and the Company's Birds Eye Voila! product category resulting from product revitalization efforts.

     Net income for the third quarter of fiscal 2005 was $2.6 million, a decrease of $5.4 million or 67.5 percent as compared to $8.0 million in the third quarter of fiscal 2004. Earnings from the increase in net sales were offset by continued higher product costs, consistent with those experienced throughout the industry, and the cost of additional brand building initiatives during the quarter.

     Net sales for the nine-month period ended March 26, 2005 were $655.4 million, which represented an increase of $10.9 million or 1.7 percent as compared to $644.5 million for the nine-month period ended March 27, 2004. Net income for the nine-month period ended March 26, 2005 was $19.1 million, a decrease of $4.0 million as compared to $23.1 million in fiscal 2004.

     Dennis M. Mullen, chairman, president and chief executive officer comments, "Our acquisition of the C&W business continues to perform as anticipated. Our earnings for the third quarter, however, continue to be impacted by higher production costs." Mullen continues, "And although we have implemented cost reduction actions and taken pricing actions across many of our products, we have been unable to offset these costs increases and the cost of various promotional programs necessary to address competitive activities."

     Rochester-based Birds Eye Foods, with sales of approximately $900 million annually, processes fruits and vegetables in 14 facilities across the country. Familiar brands in the frozen aisle include Birds Eye, Birds Eye Voila!, Birds Eye Simply Grillin', C&W, Freshlike and McKenzie's. Other processed foods marketed by Birds Eye Foods include canned vegetables (Brooks); fillings and toppings (Comstock and Wilderness); chili and chili ingredients (Nalley and Brooks); salad dressings (Bernstein's and Nalley) and snacks (Tim's, Snyder of Berlin and Husman). Birds Eye Foods also produces many of these products for the store brands, food service and industrial markets.







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                              BIRDS EYE FOODS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)


                              BIRDS EYE FOODS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands)                                 Three Months Ended                  Nine Months Ended
                                                   ---------------------------       ---------------------------
                                                    March 26,        March 27,        March 26,        March 27,
                                                      2005             2004             2005             2004
                                                   ----------       ----------       ----------       ----------
Net sales                                          $  211,600       $  206,316       $  655,417       $  644,526

Operating income                                   $   11,630       $   19,897       $   52,706       $   66,943

Interest expense                                       (7,465)          (6,464)         (21,101)         (25,212)

Loss on early extinguishment of debt(a)                   -                -                -             (4,018)
                                                   ----------       ----------       ----------       ----------

Pretax income from continuing operations                4,165           13,433           31,605           37,713

Tax provision                                          (1,578)          (5,373)         (12,530)         (15,085)
                                                   ----------       ----------       ----------       ----------

Income before discontinued operations                   2,587            8,060           19,075           22,628

Discontinued operations, net of tax (b)                   -                (67)             -                466
                                                   ----------       ----------       ----------       ----------

Net income                                         $    2,587       $    7,993       $   19,075       $   23,094
                                                   ==========       ==========       ==========       ==========



(a) On November 24, 2003, the Company repurchased $150.0 million of its 11 7/8 percent Senior Subordinated Notes. In conjunction with this repayment, a pre-tax loss on early extinguishment of debt of approximately $4.0 million was recorded. This amount reflects the payment of the $8.9 million call premium and other transaction expenses less the elimination of the related unamortized premium of $4.9 million.

(b) The Company has disposed of its Freshlike canned operations. The implementation of SFAS No. 144 resulted in the classification and separate financial presentation of that business as a discontinued operation and its operations are, therefore, excluded from continuing operations.

NOTE: In conjunction with this release, investors will have the opportunity to listen to a conference call on May 12th, at 1 p.m. EDT over the Internet through PR Newswire's website. To listen to the live call, go to the Birds Eye Foods website: www.birdseyefoods.com [http://www.birdseyefoods.com] or www.prnewswire.com [http://www.prnewswire.com]. Please go to the website at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available until the 4th qtr. conference call. Additional information regarding Birds Eye Foods' financial information for the nine months ended March 26, 2005, including financial and other statistical information about Birds Eye Foods' results of operations or financial results for the quarter ended, is set forth in the Company's Form 10-Q Equivalent for the period ended March 26, 2005 which will be available at www.birdseyefoods.com [http://www.birdseyefoods.com] under Public Reporting in the Investor & News section - www.birdseyefoods.com/corp/investorsNews/publicReporting - prior to the conference call.

This press release contains predictions, estimates, and other "forward-looking statements" within the meaning of section 21E of the Exchange Act and section 27A of the Securities Act. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in these forward-looking statements as of the date of this press release. These risks include, but are not limited to: the impact of strong competition in the food industry, including competitive pricing; the impact of changes in consumer demand; the impact of weather on the volume and quality of raw product; the inherent risks in the marketplace associated with new product introductions, including uncertainties about trade and consumer acceptance; the continuation of our success in integrating operations, including the realization of anticipated synergies in operations and the timing of any such synergies, and the availability of acquisition and alliance opportunities; our ability to achieve gains in productivity and improvements in capacity utilization; our ability to service debt; interest rate fluctuations; and effectiveness of marketing and shifts in market demand. Please refer to Birds Eye Foods' Annual Report on Form 10-K Equivalent for the fiscal year ended June 26, 2004 as well as other reports and information filed by Birds Eye Foods with the Securities and Exchange Commission for more information on factors that could cause actual results to differ.